SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 10, 2014, we entered into Supplemental Indenture No. 1 (the “Supplemental Indenture”) to the Indenture, dated as of August 13, 2012, among us, the guarantors named therein and U.S. Bank National Association, as trustee, relating to our 5.25% Senior Notes due 2022 (the “Notes”) pursuant to which we agreed to grant a first priority lien on substantially all of the assets of Sirius XM Radio Inc. and the guarantors to the holders of the Notes. The liens securing the Notes are equal and ratable to the liens granted over such assets to secure our existing $1.25 billion five-year senior secured revolving credit facility with JPMorgan Chase Bank, N.A, as the administrative agent, and a syndicate of banks and financial institutions and other agents parties thereto (the “Credit Agreement”). The liens securing the Notes may be released upon the occurrence of certain events, including but not limited to the repayment in full of the Notes and us, or any direct or indirect parent of Sirius XM Radio Inc., attaining an investment grade rating from two out of three rating agencies, subject to certain conditions.

The description of the Supplemental Indenture contained herein is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Supplemental Indenture, dated as of April 10, 2014, among Sirius XM Radio Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: April 10, 2014